                                                                      EXHIBIT 99

[TECHTEAM(R) LETTERHEAD]                                            NEWSRELEASE
--------------------------------------------------------------------------------

                                                              NASDAQ/NM - "TEAM"


FOR IMMEDIATE RELEASE, Monday, February 24, 2003



TECHTEAM GLOBAL REPORTS 2002 EARNINGS OF $.13 PER DILUTED SHARE (EPS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, CORE REVENUE GROWTH OF 3.7%

EARNINGS ARE $2.0 MILLION FOR THE YEAR BEFORE SPECIAL ITEMS; HELP DESK SERVICES REVENUE UP 15.2%; CASH BALANCE SURGES TO $45.9 MILLION

SOUTHFIELD, MICHIGAN, February 24, 2003...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported earnings of $.13 per fully-diluted share for the twelve months ended December 31, 2002, before the cumulative effect of an accounting change(1). On an as-reported ("GAAP") basis, net income improved from a loss of ($3.58 million)(1), or ($.33) per fully-diluted share, in 2001 to $275,000, or $.02 per fully-diluted share, in 2002. Earnings for the three months ended December 31, 2002 were a loss of ($358,000), or ($.03) per fully-diluted share, compared to a loss of ($995,000)(1), or ($.09) per fully-diluted share, for the same period in 2001.

Excluding special items(2), the Company reported earnings of $1.95 million for the twelve months ended December 31, 2002, and a loss of ($77,000) for the three months ended December 31, 2002.

Revenues from corporate help desk services grew 15.2% to $59.1 million in 2002, an increase from $51.3 million in 2001. For the three months ended December 31, 2002, revenues from corporate help desk services grew 13.3% to $15.4 million, an increase from $13.6 million for the same period in 2001. Revenues from all corporate services grew 3.7% to $77.5 million in 2002, an increase from $74.8 million in 2001.

For the twelve months ended December 31, 2002, gross profit surged 6.5% to $20.1 million, or 23.2% of sales, from $18.8 million, or 19.9% of sales, in 2001. Selling, general, and administrative (SG&A) costs fell 24.2% in 2002 to $16.9 million, from $22.3 million(1) in 2001.




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[TECHTEAM(R) LETTERHEAD]                                            NEWSRELEASE
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Commenting on the Company's financial performance, William F. Coyro, Jr.,
TechTeam Global's President and Chief Executive Officer, stated, "We are very pleased with TechTeam's strong financial performance during 2002. We promised our shareholders that we would grow our core services revenue, improve our gross margin performance, slash overhead costs, and deliver positive earnings for the year. We have delivered on all counts. We have succeeded in dramatically improving our operating income, from a loss of $4.2 million in 2001 to a profit of $2.3 million in 2002. These improvements were due to our relentless focus on delivering the best overall value proposition in our industry: the best combination of quality, price, focus, and flexibility. The new customer contracts and contract renewals we announced during the year were the direct result of our customers' recognition of TechTeam's superior value proposition."

Coyro added, "TechTeam's share price appreciated 144% during 2002, closing at $7.43 per share on December 31. This performance placed the Company in the top 2% of all companies listed on the Nasdaq stock exchanges. TechTeam enjoys an extremely strong balance sheet with substantial cash reserves and virtually no debt. We believe that our continued focus on growing top-line sales, expanding our product offerings and global presence, further improving our gross margins, and aggressively managing our overhead costs will continue to position TechTeam to deliver strong new sales growth and consistent earnings performance in 2003."

----------------------------------------
(1)The Company adopted SFAS 142 on January 1, 2002, which resulted in a one-time, non-cash charge of $1.12 million during the first quarter. Under SFAS 142, goodwill is no longer amortized. Goodwill amortization expense was $1.25 million in 2001 and $277,000 in the fourth quarter of 2001. This expense was reported as an SG&A expense during 2001.

(2)The Company has defined "special items" to include (1) The one-time, non-cash charge described in the footnote above; (2) Non-cash, pre-tax charges totaling $410,000 ($271,000 on an after-tax basis) recorded during the second and third quarters due to required special accounting treatment for stock options previously granted to the chief executive officer of the Company; and, (3) Non-cash, pre-tax charges totaling $425,000 ($281,000 on an after-tax basis) recorded during the fourth quarter due to increases in the inventory and bad debt reserves for the Company's leasing operations.
----------------------------------------

Highlights of TechTeam's full-year and fourth quarter performance include:

- Total revenues were $86.6 million for the twelve months ended December 31, 2002, a decrease from $94.6 million in 2001. The decline was principally due to a decline in revenues from the Company's leasing operations, a business the Company is exiting. Revenues from leasing operations were $9.10 million in 2002, a decrease from $19.8 million in 2001.

- Total revenues were $20.7 million for the three months ended December 31, 2002, a decrease from $23.4 million in the same period in 2001. Again, the decline was principally due to a decrease in revenues from the Company's leasing operations, which fell from $4.16 million in the fourth quarter of 2001 to $1.42 million in the fourth quarter of 2002.



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[TECHTEAM(R) LETTERHEAD]                                            NEWSRELEASE
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-  Revenues from our European operations increased 37.6% to $17.2 million for the twelve months ended December 31, 2002, from $12.5 million in 2001. For the three months ended December 31, 2002, revenues from our European operations were $4.94 million, an increase of 42.0% over the revenue of $3.48 million reported for the same period in 2001.

- Selling, general, and administrative (SG&A) expenses were $16.9 million for the year ended December 31, 2002, a decrease of 24.3% from the $22.3 million of SG&A expense reported for 2001. For the three months ended December 31, 2002, SG&A expense was $4.31 million, a reduction of 19.8% from the same period in 2001.

- Operating income improved from a loss of ($4.16 million) in 2001 to $2.29 million for the twelve months ended December 31, 2002. Operating income also improved from a loss of ($1.92 million) for the three months ended December 31, 2001 to a loss of ($324,000) for the same period in 2002.

- Cash flow from operations was $15.5 million for the twelve months ended December 31, 2002.

- Earnings before interest, taxes, depreciation, and amortization ("EBITDA") was $13.4 million for the twelve months ended December 31, 2002, a decrease of 29.6% from the $19.0 million of EBITDA reported for 2001. However, EBITDA generated by corporate (non-leasing) services increased from $2.46 million in 2001 to $6.03 million in 2002, an improvement of 145%.

- For the three months ended December 31, 2002, EBITDA was $1.62 million, a decline from the $3.96 million of EBITDA reported for the same period in 2001. However, EBITDA generated by corporate (non-leasing) services was $1.24 million for the three months ended December 31, 2002, an increase of 165% over the EBITDA of $468,000 reported for the same period in 2001.

- Total debt has declined 84.3% since December 31, 2001, from $5.41 million to $851,000 as of December 31, 2002.

- Pursuant to a stock repurchase program announced in August 2002, the Company repurchased 462,200 shares for $3,365,277, inclusive of commission expense, during the fourth quarter of 2002.

- Despite the funds used to repurchase the Company's stock, total cash, cash equivalents, and securities available for sale increased to $45.9 million at December 31, 2002 from $44.8 million at September 30, 2002 and $35.6 million at December 31, 2001. This represents $4.14 in cash, cash equivalents, and securities per fully-diluted share as of the end of the year.

- Total shareholders' equity declined to $73.3 million at December 31, 2002 from $74.6 million as of December 31, 2001, principally due to the stock repurchases reported above. The Company's book value was $6.60 per fully-diluted share at December 31, 2002.

- For the twelve months ended December 31, 2002, the basic weighted number of common shares and common share equivalents outstanding were 10,956,662. Fully-diluted shares outstanding were 11,102,814.



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[TECHTEAM(R) LETTERHEAD]                                            NEWSRELEASE
--------------------------------------------------------------------------------


TECHTEAM GLOBAL, INC. will host an investor teleconference to discuss its 2002 results at 10:00 a.m., Eastern Standard Time (EST), on Monday, February 24, 2003.

To access a simultaneous Webcast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/press and click on the Webcast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately 12 Noon
(EST), Monday, February 24. This toll-free replay will be available until 12 Noon (EST), Monday, March 3, 2002. To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the TechTeam reservation number: 21123796.

TechTeam plans to announce subsequent quarterly results this year on the following dates: May 8 (first quarter 2003 results), July 30 (second quarter results), and October 29 (third quarter results).

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Specifically, statements about growth of the Company's core business, sales, and earnings performance going forward, aggressively managing overhead expenses, improving productivity, and operating expenses are such forward-looking statements. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients, competition, unforeseen expenses, the continuing difficult market for IT outsourcing services, the possibility the Company's offerings are not accepted in the marketplace, the Company's inability to execute its growth strategy, the risks associated with acquisitions, the continued deterioration of the marketplace for used computer equipment, other risks involved in the leasing business, and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.


                  FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE.

[TECHTEAM(R) LETTERHEAD]                                            NEWSRELEASE
--------------------------------------------------------------------------------


                           AS-REPORTED FINANCIAL DATA

                              TECHTEAM GLOBAL, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)

                                  THREE MONTHS ENDED DECEMBER 31,                    YEAR ENDED DECEMBER 31,
                              ----------------------------------------    -----------------------------------------
                                 2002          2001          % CHANGE        2002           2001          % CHANGE
                              -----------   -----------    -----------    -----------    -----------    -----------
REVENUES
   Corporate services         $  19,237     $  19,252           -0.1%     $  77,533      $  74,761            3.7%
   Leasing operations             1,417         4,156          -65.9%         9,102         19,849          -54.1%
                              ---------     ---------                     ---------      ---------
TOTAL REVENUES                   20,654        23,408          -11.8%        86,635         94,610           -8.4%
   Cost of services              16,440        19,996          -17.8%        66,578         75,777          -12.1%
                              ---------     ---------                     ---------      ---------
GROSS PROFIT                      4,214         3,412           23.5%        20,057         18,833            6.5%
   Other expenses                 4,538         5,328          -14.8%        17,764         22,990          -22.7%
                              ---------     ---------                     ---------      ---------
OPERATING INCOME
   (LOSS)                          (324)       (1,916)                        2,293         (4,157)
   Net other income
     (expense)                      168           393                           732            407
                              ---------     ---------                     ---------      ---------
INCOME (LOSS) BEFORE
   INCOME TAXES
                                   (156)       (1,523)                        3,025         (3,750)
INCOME TAX PROVISION
   (CREDIT)                         202          (528)                        1,627           (172)
CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                 --            --                         1,123             --
                              ---------     ---------                     ---------      ---------
NET INCOME (LOSS)             $    (358)    $    (995)                    $     275      $  (3,578)
                              =========     =========                     =========      =========
BASIC AND FULLY-DILUTED
   EARNINGS (LOSS) PER
   SHARE                      $    (.03)    $    (.09)                    $     .02      $    (.33)
                              =========     =========                     =========      =========
Basic weighted average
   common shares
   outstanding                   11,001        10,861            1.3%        10,957         10,771            1.7%
Fully-diluted weighted
   average common shares
   outstanding                   11,201        10,861            3.1%        11,103         10,771            3.1%
EBITDA                        $   1,615     $   3,959          -59.2%     $  13,385      $  19,018          -29.6%
EBITDA EXCLUDING LEASING
   OPERATIONS                 $   1,239     $     468          164.7%     $   6,034      $   2,459          145.4%


[TECHTEAM(R) LETTERHEAD]                                            NEWSRELEASE
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       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)


                                                           DECEMBER 31,
                                                --------------------------------
                                                                            %
                                                   2002        2001      CHANGE
                                                ---------   ---------   --------
CURRENT ASSETS
   Cash and cash equivalents                    $  39,435   $  30,251      30.4%
   Securities available for sale                    6,492       5,321      22.0%
   Accounts receivable, less reserves              17,234      17,721      -2.7%
   Other current assets                             4,951       5,508     -10.1%
                                                ---------   ---------
TOTAL CURRENT ASSETS                               68,112      58,801      15.8%
PROPERTY, EQUIPMENT, AND
   PURCHASED SOFTWARE
   Computer equipment and office furniture         18,169      16,125      12.7%
   Purchased software                               9,435       8,610       9.6%
   Leasehold improvements                           3,531       3,096      14.1%
   Transportation equipment                           273         213      28.2%
                                                ---------   ---------
                                                   31,408      28,044      12.0%
   Less -- accumulated
   depreciation and amortization                   22,768      19,371      17.5%
                                                ---------   ---------
                                                    8,640       8,673      -0.4%
OTHER ASSETS
   Assets of leasing operations,
     net of amortization and less reserves          3,489      15,705     -77.8%
   Intangibles, less accumulated amortization       1,432       3,432     -58.3%
   Other                                              191         510     -62.5%
                                                ---------   ---------
                                                    5,112      19,647     -74.0%
                                                ---------   ---------
TOTAL ASSETS                                    $  81,864   $  87,121      -6.0%
CURRENT LIABILITIES
   Accounts payable                             $   1,639   $   1,981     -17.3%
   Accrued payroll, related taxes,                  3,187       2,762      15.4%
     and withholdings
   Current portion of notes payable                   492       4,605     -89.3%
   Other current liabilities                        2,113       2,398     -11.9%
                                                ---------   ---------
                                                    7,431      11,746     -36.7%
LONG-TERM LIABILITIES                               1,112         805      38.1%
SHAREHOLDERS' EQUITY
   Preferred stock, none issued
   Common stock                                       169         167       1.2%
   Additional paid-in capital                     109,482     108,212       1.2%
   Retained earnings                                1,115         839      32.9%
   Accumulated other comprehensive gain (loss)
    -- foreign currency translation adjustment        156        (227)     n/a
                                                ---------   ---------
                                                  110,922     108,991       1.8%
   Less-- treasury stock                           37,601      34,421       9.2%
                                                ---------   ---------
Total shareholders' equity                         73,321      74,570      -1.7%
                                                ---------   ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $  81,864   $  87,121      -6.0%

[TECHTEAM(R) LETTERHEAD]                                            NEWSRELEASE
--------------------------------------------------------------------------------



           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                         YEAR ENDED DECEMBER 31,
                                                         ----------------------
                                                           2002        2001
                                                         --------    --------
OPERATING ACTIVITIES
   Income (loss) before cumulative effect of
     accounting change                                   $  1,398    $ (3,578)
   Adjustments to reconcile to net cash provided
     by operating activities:
   Depreciation & amortization                             11,092      23,175
   Other adjustments                                        3,013         952
                                                         --------    --------
Net cash provided by operating activities                  15,503      20,549
                                                         --------    --------
INVESTING ACTIVITIES
   Proceeds from disposal of leased and other equipment     2,106       4,338
   Purchase of marketable securities, net                  (1,171)     (2,596)
   Purchase of property, equipment, and software, net      (3,455)     (2,725)
   Other adjustments                                        2,338       4,809
                                                         --------    --------
Net cash provided by (used in) investing activities          (182)      3,826
                                                         --------    --------
FINANCING ACTIVITIES
   Payments on notes payable, net                          (4,476)     (9,433)
   Proceeds from issuance of Company stock                    933           0
   Purchase of Company common stock                        (3,423)       (609)
   Other                                                      829         (77)
                                                         --------    --------
Net cash used in financing activities                      (6,137)    (10,119)
                                                         --------    --------
Increase in cash and cash equivalents                       9,184      14,256
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD           30,251      15,995
                                                         --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $ 39,435    $ 30,251
                                                         --------    --------



                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.                        TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                        David W. Morgan
President and                                Vice President, Treasurer, and
Chief Executive Officer                      Chief Financial Officer
(248) 357-2866                               (248) 357-2866
wcoyro@techteam.com                          dmorgan@techteam.com